 Earnings ReleaseQ3 FY 2019 ResultsApril 23, 2019

 Business ResultsQ3 Fiscal Year 2019

 Q3 Fiscal Year 2019 HIGHLIGHTS

 Q3 Fiscal Year 2019  Organic Sales Growth  Organic Volume Growth  Core EPS Growth  Free Cash Flow Productivity  Q3 FY ‘19  +5%  +2%  +6%  100%  Currency Neutral Core EPS Growth  +15%

 Jan – Mar 19 (Q3 FY 19) ResultsORGANIC SALES RESULTS  Organic sales were driven by volume, pricing and mix. Organic volume up +2%, pricing +2% and mix +1%.

Jan – Mar 19 (Q3 FY 19) Results

CORE EPS GROWTH

- Core gross margin — unchanged vs. year ago
- Core gross margin ex-FX — +60 basis points
- Core operating margin — -60 basis points
- Core operating margin ex-Fx — +40 basis points
- Total productivity savings — +260 basis points



15%
10%
5%
0%
4%
11%
3%
5%
6%
JFM 18
AMJ 18
JAS 18
OND 18
JFM 19

 Jan – Mar 19 (Q3 FY 19) ResultsCURRENCY-NEUTRAL CORE EPS GROWTH  Constant currency core operating margin increased 40 basis points. Excluding currency and commodities, core operating margin was up 110 points.

 Business Segment Results and HighlightsQ3 FY 2019

Jan – Mar 19 (Q3 FY 19) Results
BEAUTY SEGMENT


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
9%
3%
13%
22%

- +2% Pricing, +4% Mix
- Organic Sales: ↑ Mid-single digits in Developed markets, ↑ Double digits in Developing markets
- Global value share decreased 0.1 points versus year ago
- Net Earnings: Volume growth, pricing, cost of goods sold savings and tax help were partially offset by brand communication investments and currency headwinds.

Jan – Mar 19 (Q3 FY 19) Results
BEAUTY HIGHLIGHTS

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Hair Care	+	+	+
Skin & Personal Care	+	+	+

- Hair Care organic sales grew mid-single digits versus year ago. Developed markets increased low single digits behind innovation led volume growth and strong retail execution. Developing markets were up mid-single digits driven by premium innovation, devaluation pricing and strong retail execution.

- Skin & Personal Care organic sales grew double digits versus year ago. Skin Care sales grew double digits and Personal Care sales grew high single digits. Developing markets were up double digits led by strong growth in China on both Olay Skin and SK-II. Developed markets were up mid-single digits led by premium product innovation in Skin and Personal Care and pricing on Deodorants.

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Jan – Mar 19 (Q3 FY 19) Results
GROOMING SEGMENT



Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
18%
3%
-1%
-3%

- +2% Pricing, Flat Mix
- Organic Sales: ↓ Low single digits in Developed markets, ↑ Low single in Developing markets
- Global value share declined 1.2 points versus year ago. Global Shave Care value share declined 0.9 points and Appliances value share declined 1.1 points.
- Net Earnings: Devaluation pricing, productivity savings and tax help were partially offset by volume decline, unfavorable product mix and currency headwinds.

Jan – Mar 19 (Q3 FY 19) Results
GROOMING HIGHLIGHTS

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Grooming	~=	-	+

- Grooming organic sales declined low single digits versus year ago. Shave Care sales were down low single digits in Developed markets with innovation growth offset by competitive activity. Developing market sales grew low single digits behind devaluation pricing and investments in strong retail execution. Appliances sales were down mid-single digits primarily due to negative mix.

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Jan – Mar 19 (Q3 FY 19) Results
HEALTH CARE SEGMENT


Organic Sales
Organic Volume
Net Earnings
Constant Currency
Net Earnings
5%
2%
17%
24%

- +2% Pricing, +1% Mix
- Organic Sales: ↑ Mid-single digits in Developed markets, ↑ High single digits in Developing markets
- Global value share increased 0.7 points versus year ago
- Net Earnings: Volume growth, pricing, productivity savings and tax help were partially offset by currency headwinds, negative product/channel mix and higher overhead costs related to Merck.

Jan – Mar 19 (Q3 FY 19) Results
HEALTH CARE HIGHLIGHTS

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Oral Care	+	+	+
Personal Health Care	+	~=	+

- Oral Care organic sales increased mid-single digits versus year ago. Developed markets grew mid-single digits with growth in power toothbrushes, premium toothpaste innovation and pricing. Developing markets grew mid-single digits due to strong results on manual brush innovation in LA region and devaluation pricing.

- Personal Health Care organic sales increased mid-single digits versus year ago due to innovation-driven volume and price increases across markets.

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Jan – Mar 19 (Q3 FY 19) Results

FABRIC & HOME SEGMENT


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
7%
5%
33%
43%

- +1% Pricing, +1% Mix
- Organic Sales: ↑ Mid-single digits in Developed markets, ↑ Double digits in Developing markets
- Global value share increased 0.4 points versus year ago
- Net Earnings: Innovation-driven volume growth, pricing, productivity improvements and tax help were partially offset by more profitable, but lower margin product mix hurt, and currency and commodity headwinds.

Jan – Mar 19 (Q3 FY 19) Results
FABRIC & HOME HIGHLIGHTS

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Fabric Care	+	+	+
Home Care	+	+	+

- Fabric Care organic sales grew mid-single digits versus year ago. Developed markets increased mid-single digits behind innovation-driven volume growth across laundry and fabric enhancers and incremental marketing investments. Developing markets increased high single digits driven by premium innovation and devaluation pricing.

- Home Care organic sales increased high single digits versus year ago led by growth across all segments. Strength driven by innovation-driven volume and superior retail execution including enhanced merchandising programs.

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

Jan – Mar 19 (Q3 FY 19) Results
BABY, FEMININE and FAMILY CARE SEGMENT


Organic Sales
Organic Volume
Net Earnings
Constant Currency Net Earnings
2%
0%
21%
32%

- +3% Pricing, -1% Mix
- Organic Sales: ↑ Low single digits in Developed markets, ↑ Mid-single digits in Developing markets
- Global value share declined 0.2 points versus year ago
- Net Earnings: Pricing, productivity savings and tax help were partially offset by negative channel and product mix, commodity and currency headwinds.

Jan – Mar 19 (Q3 FY 19) Results
BABY, FEMININE and FAMILY CARE HIGHLIGHTS

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Baby Care	-	-	+
Feminine Care	+	+	+
Family Care	+	+	N.A.

- Baby Care organic sales declined mid-single digits in Developed markets driven by softness on mid-tier and value tier diapers and volume reductions following price increases. Developing markets grew low single digits driven by strong growth on pants form and premium taped diapers and devaluation pricing.
- Feminine Care organic sales increased high single digits versus year ago led by growth on premium innovation and favorable product mix from Always Discreet growth.
- Family Care organic sales increased mid-single digits versus year ago led by innovation-driven volume, pricing, and increased distribution partially offset by negative channel mix.

- + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than 1%.

FY 2019 Guidance

   FY ‘19  Organic Sales Growth (update)  Solid +4%  All-in Sales Growth (update)  In-line to +1%  Increasing organic sales growth to a solid +4% for the fiscal year. Now expect all-in sales growth in the range of in-line to +1% versus last year.Includes a net headwind from foreign exchange of -3 to -4 points.Includes a net modest positive impact of acquisitions and divestitures.  FY 2019 GuidanceSALES

   FY ‘19  Core EPS Growth  +3% to +8%  All-in EPS Growth  +17% to +24%  Maintaining Core EPS growth to +3% to +8% Core effective tax rate range of 17% to 18% (update)~1% reduction on average diluted shares outstanding (update)  FY 2019 GuidanceEARNINGS PER SHARE

  Increasing Adj. Free Cash Flow Productivity to at least 100%Capital Spending, % Sales 5% to 5.5%Dividends: Over $7BDirect Share Repurchase: Approximately $5B** Factors in cash used to complete the acquisition of Merck’s OTC business and cash spent on other deals.  FY 2019 GuidanceCASH GENERATION AND USAGE

 Significant deceleration of market growth ratesSignificant currency weaknessFurther commodity cost increasesFurther political and economic volatility  FY 2019 GuidancePOTENTIAL HEADWINDS NOT INCLUDED IN GUIDANCE

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodities and raw materials, and costs of labor, transportation, energy, pension and healthcare;  (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, data protection, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited.  For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company Regulation G Reconciliation of Non-GAAP Measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's April 23, 2019 earnings call, associated slides, and other materials and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective on underlying business trends (i.e. trends excluding non-recurring or unusual items) and results and provide a supplemental measure of year-on-year results. The non-GAAP measures described below are used by Management in making operating decisions, allocating financial resources and for business strategy purposes. These measures may be useful to investors as they provide supplemental information about business performance and provide investors a view of our business results through the eyes of Management. Certain of these measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to our business results.  These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted. The Company is not able to reconcile its forward-looking non-GAAP cash flow and effective tax rate measures because the Company cannot predict the timing and amounts of discrete items such as acquisition and divestitures, which could significantly impact GAAP results.
The measures provided are as follows:
1.	Organic sales growth — page 3
2.	Core EPS and currency-neutral Core EPS — pages 4
3.	Constant currency Core operating profit growth – page 6
4.	Core operating profit margin, constant currency Core operating profit margin, and Core operating profit margin excluding currency and commodities — page 6
5.	Core gross margin and currency neutral Core gross margin — page 6
6.	Free cash flow — page 6
7.	Free cash flow productivity — page 7
8.	Adjusted free cash flow productivity – page 7

Organic sales growth*:  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for “Revenue from Contracts with Customers”, the impact from India Goods and Services Tax changes (which were effective on July 1, 2017) and foreign exchange from year-over-year comparisons. Management believes this measure provides investors with a supplemental understanding of underlying sales trends by providing sales growth on a consistent basis.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:
•
Incremental restructuring:  The Company has had and continues to have an ongoing level of restructuring activities.  Such activities have resulted in ongoing annual restructuring related charges of approximately $250 - $500 million before tax. In 2012 the Company began a $10 billion strategic productivity and cost savings initiative that included incremental restructuring activities.  In 2017, the Company communicated details of an additional multi-year productivity and cost savings plan.  This results in incremental restructuring charges to accelerate productivity efforts and cost savings.  The adjustment to Core earnings includes only the restructuring costs above what we believe are the normal recurring level of restructuring costs.

•
Gain on Dissolution of the PGT Healthcare Partnership: The Company finalized the dissolution of our PGT Healthcare partnership, a venture between the Company and Teva Pharmaceuticals Industries, Ltd (Teva) in the OTC consumer healthcare business, in the quarter ended September 30, 2018. The transaction was accounted for as a sale of the Teva portion of the PGT business; the Company recognized an after-tax gain on the dissolution of $353 million.

•
Transitional Impact of U.S. Tax Reform:  In December 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "U.S. Tax Act").  This resulted in a net charge of $650 million for the nine months ended March 31, 2018, comprised of an estimated repatriation tax charge of $3.9 billion and a net deferred tax benefit of $3.2 billion.  The adjustment to Core earnings only includes this transitional impact.  It does not include the ongoing impacts of the lower U.S. statutory rate on current year earnings.

•
Early debt extinguishment charges:  In fiscal 2018 and 2017, the Company recorded after-tax charges of $243 million and $345 million, respectively, due to the early extinguishment of certain long-term debt.  These charges represent the difference between the reacquisition price and the par value of the debt extinguished. Management does not view this charge as indicative of the Company’s operating performance or underlying business results.

We do not view the above items to be part of our sustainable results, and their exclusion from core earnings measures provides a more comparable measure of year-on-year results. These items are also excluded when evaluating senior management in determining their at-risk compensation. Management views the following non-GAAP measures as useful supplemental measures of Company performance and operating efficiency over time.
Core EPS and currency-neutral Core EPS*:  Core earnings per share, or Core EPS, is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated.  Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange.
Core operating profit growth*: Core operating profit growth is a measure of the Company's operating profit adjusted for items as indicated.
Core operating profit margin*: Core operating profit margin is a measure of the Company's operating margin adjusted for items as indicated.
Currency-neutral Core operating profit margin*: Currency-neutral Core operating profit margin is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange.
Core operating profit margin excluding currency and commodities: Core operating profit margin excluding currency and commodities is a measure of the Company's Core operating profit margin excluding the incremental current year impact of foreign exchange and commodities cost increases.
Core gross margin: Core gross margin is a measure of the Company's gross margin adjusted for items as indicated.
Currency-neutral Core gross margin: Currency-neutral Core gross margin is a measure of the Company's Core gross margin excluding the incremental current year impact of foreign exchange.
Free cash flow:  Free cash flow is defined as operating cash flow less capital spending. Free cash flow represents the cash that the Company is able to generate after taking into account planned maintenance and asset expansion.  Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends, share repurchases, acquisitions and other discretionary investment.
Free cash flow productivity*:  Free cash flow productivity is defined as the ratio of free cash flow to net earnings. Management views free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.
Adjusted free cash flow productivity*:  Adjusted free cash flow productivity is defined as the ratio of adjusted free cash flow to net earnings adjusted for items as indicated.  Management views adjusted free cash flow productivity as a useful measure to help investors understand P&G’s ability to generate cash. Adjusted free cash flow productivity is used by management in making operating decisions, allocating financial resources and for budget planning purposes.  The Company's long-term target is to generate annual free cash flow productivity at or above 90 percent.

* Measure is used to evaluate senior management and is a factor in determining their at-risk compensation.

1. Organic sales growth:

Three Months Ended March 31, 2019	Net Sales Growth	Foreign Exchange Impact	Acquisition & Divestiture Impact/Other*	Organic Sales Growth
Beauty	4%	5%	-%	9%
Grooming	(8)%	7%	-%	-1%
Health Care	9%	4%	(8)%	5%
Fabric Care & Home Care	2%	4%	1%	7%
Baby, Feminine & Family Care	(2)%	4%	-%	2%
Total P&G	1%	5%	(1)%	5%
* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FYTD 2019	1%	3%	-%	4%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Prior Periods
Total Company	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JFM 2018	4%	(4)%	1%	1%
AMJ 2018	3%	(2)%	-%	1%
JAS 2018	-%	3%	1%	4%
OND 2018	-%	4%	-%	4%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures for all periods, the impact of India Goods and Services Tax implementation in FY 2018, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales
Guidance
Total Company	Net Sales Growth	Combined Foreign Exchange & Acquisition/Divestiture Impact*	Organic Sales Growth
FY 2019 (Estimate)	-% to 1%	3% to 4%	+4%

* Acquisition & Divestiture Impact/Other includes the volume and mix impact of acquisitions and divestitures, the impact from the July 1, 2018 adoption of new accounting standards for "Revenue from Contracts with Customers" and rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and currency-neutral Core EPS:

	Three Months Ended March 31
	2019	2018
Diluted Net Earnings Per Share from Continuing Operations	$1.04	$0.95
Incremental Restructuring	0.02	0.04
Transitional Impacts of the US Tax Act		0.01
Core EPS	$1.06	$1.00
Percentage change vs. prior period	6%
Currency Impact to Earnings	0.09
Currency-Neutral Core EPS	$1.15
Percentage change vs. prior period Core EPS	15%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.
	Nine Months Ended March 31
	2019	2018
Diluted Net Earnings Per Share from Continuing Operations	$3.48	$2.94
Incremental Restructuring	0.07	0.09
Transitional Impacts of the US Tax Act	-	0.24
Gain on Dissolution of PGT Partnership	(0.13)
Rounding		0.01
Core EPS	$3.42	$3.28
Percentage change vs. prior period	4.3%

Note – All reconciling items are presented net of tax. Tax effects are calculated consistent with the nature of the underlying transaction.

Core EPS
Guidance
Total Company	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth
FY 2019 (Estimate)	+17% to +24%	(14)% to (16)%	+3% to +8%

* Includes the gain on the dissolution of the PGT Healthcare partnership in FY 2019 and the impact of U.S. Tax Act and loss on early extinguishment of debt in FY 2018 and year-over-year changes in incremental non-core restructuring charges.

Currency-Neutral Core EPS
Guidance
Total Company	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS Growth
FY 2019 (Estimate)	+3% to +8%	8%	+11% to +16%

Core EPS
Prior Quarters
	JFM 18	JFM 17	AMJ 18	AMJ 17	JAS 18	JAS 17	OND 18	OND 17
Diluted Net Earnings Per Share from Continuing Operations, attributable to P&G	$ 0.95	$ 0.93	$ 0.72	$ 0.82	$ 1.22	$ 1.06	$ 1.22	$ 0.93
Incremental Restructuring	0.04	0.03	0.14	0.02	0.03	0.03	0.03	0.02
Early Debt Extinguishment Charges	-	-	0.09	-	-	-	-	-
Transitional Impact of U.S. Tax Act	0.01		(0.02)		-	-	-	0.24
Gain on Dissolution of PGT Partnership	-	-	-	-	(0.14)	-	-	-
Rounding	-	-	0.01	0.01	0.01	-	-	-
Core EPS	$ 1.00	$ 0.96	$ 0.94	$ 0.85	$ 1.12	$ 1.09	$ 1.25	$ 1.19
Percentage change vs. prior period	4%		11%		3%		5%
Currency Impact to Earnings	(0.03)		0.01		0.09		0.09
Currency-Neutral Core EPS	$ 0.97		$ 0.95		$ 1.21		$ 1.34
Percentage change vs. prior period Core EPS	1%		12%		11%		13%

3. Constant currency Core operating profit growth:

	Three Months Ended March 31
	2019	2018
Operating Profit	$3,229	$3,209
Incremental Restructuring	$47	$134
Rounding	$1	$1
Core Operating Profit	$3,277	$3,344
Percent change vs. prior year Core profit	(2)%
Currency Impact to Profit	$314
Constant Currency Core Operating Profit	$3,591
Percent change vs. prior year Core profit	7%

4. Core operating profit margin, constant currency core operating profit margin, and core operating profit margin excluding currency and commodities:

	Three Months Ended March 31
	2019	2018
Operating Profit Margin	19.6%	19.7%
Incremental Restructuring	0.3%	0.8%
Core Operating Profit Margin	19.9%	20.5%
Basis point change vs. prior year Core margin	(60)
Currency Impact to Margin	1.00%
Constant Currency Core Operating Profit Margin	20.9%
Basis point change vs. prior year Core margin	40
Commodity Impact to Margin	0.7%
Core Operating Profit Margin Excluding Currency and Commodities	21.6%
Basis point change vs prior year Core margin	110

5. Core gross margin
	Three Months Ended March 31
	2019	2018
Gross Margin	48.8%	48.5%
Incremental Restructuring	0.4%	0.7%
Core Gross Margin	49.2%	49.2%
Basis point change vs. prior year Core margin	-
Currency Impact to Margin	0.6%
Constant Currency Core Gross Margin	49.8%
Basis point change vs prior year Core margin	60

6. Free cash flow (dollar amounts in millions):
Three Months Ended March 31, 2019
Operating Cash Flow	Capital Spending	Free Cash Flow
$3,517	$(752)	$2,765

7. Free cash flow productivity (dollar amounts in millions):

Three Months Ended March 31, 2019
Free Cash Flow	Net Earnings	Free Cash Flow Productivity
$2,765	$2,776	100%

8. Adjusted free cash flow productivity (dollar amounts in millions):
Adjusted Free Cash Flow Productivity
Prior Periods
FY	Operating Cash Flow	Capital Spending	Adjustments*	Adjusted Free Cash Flow	Net Earnings	Adjustments**	Adjusted Net Earnings	Adjusted Free Cash Flow Productivity
2012	$13,284	$(3,964)	$519	$9,839	$10,904	$85	$10,989	90%
2013	$14,873	$(4,008)	-	$10,865	$11,402	$(333)	$11,069	98%
2014	$13,958	$(3,848)	-	$10,110	$11,785	-	$11,785	86%
2015	$14,608	$(3,736)	$729	$11,601	$7,144	$4,187	$11,331	102%
2016	$15,435	$(3,314)	-	$12,121	$10,604	$(72)	$10,532	115%
2017	$12,753	$(3,384)	$418	$9,787	$15,411	$(4,990)	$10,421	94%
2018	$14,867	$(3,717)	-	$11,150	$9,861	$845	$10,706	104%
P7 Yrs	$99,778	$(25,971)	$1,666	$75,473	$77,111	$(278)	$76,833	98%
* Adjustments for each year are as follows: 2012- tax payment for Snacks divestiture, 2015-tax payment for Pet Care divestiture, 2017- tax payment for Beauty Brands divestiture.
** Adjustments for each year are as follows: 2012- net of gain on Snacks divestiture and after-tax Braun impairment charge, 2013- net of gain on buyout of Iberian joint venture and Salon impairment charges, 2015- Batteries impairment and Venezuela deconsolidation charges , 2016- net of gain on Battery business divestiture and Batteries impairment charge, 2017- net of loss on early debt extinguishment and gain on Beauty brands divesture, 2018- transitional impact of the U.S Tax Act and loss on early debt extinguishment.